EXHIBIT 99.2

KORU MEDICAL SYSTEMS, INC. RECEIVES FDA 510(k) CLEARANCE FOR FREEDOM60® INFUSION SYSTEM WITH HIZENTRA® 50 ML PREFILLED SYRINGES

MAHWAH, NJ – NOVEMBER 7, 2023 – KORU Medical Systems, Inc. (NASDAQ: KRMD) (“KORU Medical” or the “Company”), a leading medical technology company focused on the development, manufacturing, and commercialization of innovative and easy-to-use specialty subcutaneous infusion solutions that improve quality of life for patients, today announced that it received U.S. Food and Drug Administration (FDA) clearance for use of the FREEDOM60® Infusion System with Hizentra® 50 mL prefilled syringes (PFS).

“Being the first and only FDA-cleared infusion system for use with prefilled syringes demonstrates KORU Medical’s continued commitment to enhance the patient experience for all patients self-administering subcutaneous immunoglobulin (SCIg) therapy in the home,” said Linda Tharby, KORU Medical’s President and CEO. “Prefilled syringes are proven to provide a significant improvement in ease of use for all patients, and in administering higher doses of immunoglobulin, including for PIDD and CIDP patients. We are now able to deliver PFS benefits to Hizentra® patients through our FREEDOM™ Infusion System portfolio - the FREEDOM60® Infusion System with 50 mL PFS and the FreedomEdge® with 20 mL PFS. We believe the unlocking of these PFS benefits through use with the FREEDOM™ Infusion System could lead to even greater opportunity to expand SCIg use in the home.”

The FREEDOM™ Infusion System is the first and only infusion system cleared for use with prefilled syringes and, given the majority of patients are prescribed doses of 50 mL or greater, this clearance for FREEDOM60® significantly expands the benefits of PFS use, especially for those diagnosed with conditions requiring significantly higher doses of immunoglobulin. When using prefilled syringes with the FREEDOM™ Infusion System, KORU Medical has demonstrated that patients can experience up to an 80% reduction in drug preparation tasks when compared to using vials.

The FDA approved the Hizentra® 50 mL prefilled syringe in April 2023, and CSL Behring has announced an early 2024 availability. Hizentra® is the most prescribed subcutaneous immunoglobulin and the first to be available in prefilled syringes.

About KORU Medical Systems

KORU Medical Systems develops, manufactures, and commercializes innovative and easy-to-use subcutaneous drug delivery systems that improve quality of life for patients around the world. The FREEDOM™ Infusion System currently includes the FREEDOM60® and FreedomEdge® Syringe Infusion Drivers, Precision Flow Rate Tubing™ and HIgH-Flo Subcutaneous Safety Needle Sets™. The FREEDOM™ Infusion System is used for infusions administered in the home and alternate care settings. For more information, please visit www.korumedical.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. All statements that are not historical fact are forward-looking statements and can be identified by words such as “believe,” “could” and “opportunity”. Actual results may differ materially from these statements due to potential risks and uncertainties such as, among others, timing of Hizentra® 50 mL prefilled syringe availability, patient acceptance of PFS with the FREEDOM™ Infusion System, and those risks and uncertainties included under the captions “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, which are on file with the SEC and available on our website at www.korumedical.com/investors and on the SEC website at www.sec.gov. All information provided in this release and in the attachments is as of November 7, 2023. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to us on the date hereof. We undertake no duty to update this information unless required by law.

Hizentra® is a registered trademark of CSL Behring AG.

Hizentra® is manufactured by CSL Behring AG and distributed by CSL Behring LLC.

Investor Contact:

Greg Chodaczek

347-620-7010

investor@korumedical.com